UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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PSYCHIATRIC SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

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Psychiatric Solutions, Inc.
Answers to Frequently Asked Questions
Regarding the Proposed Merger with UHS
The Transaction
What does the May 17, 2010 announcement mean for PSI?
On May 16, 2010, PSI signed a definitive agreement with Universal Health Services, Inc. (“UHS”) to be acquired for $33.75 per share in cash. The total transaction value is approximately $3.1 billion, including the assumption of debt obligations of approximately $1.1 billion. Upon completion of the transaction, PSI will be a wholly-owned subsidiary of UHS.
UHS’s acquisition of PSI is a highly strategic transaction that brings together two complementary companies to create a premier facilities-based healthcare provider with an industry-leading presence in the behavioral health care services sector.
What happens now?
In the coming weeks, we will file a preliminary proxy statement with the Securities and Exchange Commission that will contain information about the transaction and will be available to the public. Once SEC review is complete, a definitive proxy statement will be filed with the SEC and mailed to stockholders. After the definitive proxy statement is mailed, stockholders will vote on the transaction at a special meeting of stockholders. To approve the transaction, the holders of a majority of the outstanding shares of PSI common stock must vote to approve and adopt the merger agreement. The transaction is expected to close in the fourth quarter of 2010, subject to the approval of PSI’s stockholders, requisite regulatory approvals, clearance under the Hart-Scott-Rodino Act and other closing conditions provided in the merger agreement.
Impact on PSI Employees
Will any PSI employees lose their jobs as a result of this transaction?
Unfortunately, a small number of PSI employees will lose their jobs in connection with the closing of the transaction, which is expected to occur in the fourth quarter of 2010. We believe that UHS appreciates the value that the employees of PSI bring to this transaction and will strive to minimize the impact of the transaction to current employees.
What is my status between now and the time the transaction closes?
The announcement of the transaction has no impact on our day-to-day operations and your employment status will remain as is. You will continue to be covered by your PSI employee programs and benefits. Your salary will be paid as usual and existing performance expectations of you remain unchanged.

What happens to my salary and my health and welfare benefits after the transaction closes?
For a period of at least 18 months after closing, employees who continue to be employed by UHS will receive base salary, cash bonus and health and welfare benefits that are, in the aggregate, no less favorable than the compensation and benefits in place prior to closing. With respect to equity-based compensation, UHS has agreed to provide employees who continue to be employed by UHS with equity-based compensation that is no less favorable than the equity-based compensation provided to similarly situated employees of UHS. UHS will provide more detailed information regarding the various benefit plans that will be in place after the transaction closes.
What happens to my vacation or paid time off balance?
Any vacation or paid time off that has accrued but not been used by an employee at the time the transaction closes will be satisfied by UHS.
Will I get credit for my service at PSI after the deal closes?
With respect to employee benefit plans, your PSI service generally will be recognized to the same extent it was recognized prior to the closing, including for purposes of eligibility to receive benefits, vesting and benefit accruals, under which each employee may be eligible to participate on or after the closing to the same extent recognized by PSI under comparable employee benefit plans.
Conducting Business from Now until Closing of the Merger
What should I do between now and the closing of the transaction?
Continue your normal job. If you have any questions about your current job, please talk with your supervisor. For many reasons, it is important to maintain focus, making your work as successful as possible during this period.
What can we say between now and close to our patients, friends and family?
You can relay any publicly available information, such as information included in the press release announcing the transaction. It is important, in all situations, not to speculate about what may happen once the transaction is complete.
How will we interact with UHS staff before the closing?
Because of legal requirements, only a few PSI employees will interact with UHS staff before the closing of the transaction. For legal and regulatory reasons, it is very important that PSI employees not contact any UHS employees (and vice versa) until the transaction is completed. Even if you personally know an UHS employee, you must not discuss the transaction. The transaction will be under regulatory review until it is completed.
Who should I contact with any questions?
If you have specific questions, please contact Chris Howard, Executive Vice President, General Counsel and Secretary, at (615) 312-5700; although please note that federal securities laws limit Mr. Howard’s ability to respond to inquiries.

Important Additional Information Regarding the Merger will be Filed with the Securities and Exchange Commission
In connection with the proposed merger, PSI will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by PSI at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from PSI by directing such request by mail or telephone to Psychiatric Solutions, Inc., 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, Attention: Christopher L. Howard, Esq., Executive Vice President, General Counsel and Secretary, telephone: (615) 312-5700, or from PSI’s website, located at www.psysolutions.com.
PSI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of PSI’s directors and executive officers in the solicitation, which may be different than those of PSI’s stockholders generally, is set forth in PSI’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.
Forward-Looking Statements
These Frequently Asked Questions contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the proposed merger and the other transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”). The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement and the potential disruption the proposed merger may cause to PSI’s current plans and operations. More information about PSI and other risks related to PSI are detailed in PSI’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2009, and its subsequent quarterly report on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. PSI does not undertake an obligation to update forward-looking statements.